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                                                                  EXHIBIT 10.40



                         AGREEMENT RE: LETTER OF CREDIT
                         ------------------------------
                          AND ASSIGNMENT OF COLLATERAL
                          ----------------------------



         This Agreement Re: Letter of Credit and Assignment of Collateral ("Agreement") is executed as of March 1, 1985, by and between WELLS FARGO BANK, N.A. ("Bank") and BANK ONE TRUST COMPANY, N.A. ("Trustee").


1.      Recitals.

               1.1 The Bonds. The Development Authority of DeKalb County ("Issuer"), pursuant to that certain Trust Indenture executed as of even date herewith between Trustee and Issuer (the "Trust Indenture"), agreed to issue its certain Development Authority of DeKalb County Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985 (the "Bonds"). The proceeds of the Bonds are to be lent to Radiation Sterilizers, Incorporated, a California corporation ("Company"). Trustee is the trustee for the Bonds.

               1.2 The Reimbursement Agreement. Pursuant to the terms of that certain Letter of Credit Agreement executed between Company and Bank as of even date herewith (the "Reimbursement Agreement"), Bank has agreed to issue a letter of credit in the face amount of $5,408,220.00 (the "Letter of Credit"). Capitalized terms used and not otherwise defined herein shall have the same meanings as are set forth in the Reimbursement Agreement. Trustee is empowered to draw upon the Letter of Credit for the benefit of the purchasers of the Bonds as provided in the Letter of Credit. The obligations of the Company to Bank under the Reimbursement Agreement and notes and other documents executed in connection therewith have been guaranteed by Charles King & Associates, a California limited partnership ("Guarantor") pursuant to that certain Payment Guaranty, executed by Guarantor in favor of Bank as of even date herewith (the "Guaranty").

               1.3 Security Documents. The obligations of Company to Trustee in connection with the Bonds and in connection with other documents and agreements pertaining to the Bonds, and the obligations of Guarantor to Bank under the Guaranty are secured by the following documents (collectively, the "Security Documents"):


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               a. Five Deeds of Trust with Assignments of Rents executed as of even date herewith by Guarantor as trustor naming Trustee and Bank, as their interests appear, as beneficiary and American Securities Company as trustee (the "Deeds of Trust"), covering five parcels of improved real property (collectively, the "Properties") in the Cities of San Leandro and Hayward, County of Alameda, California; and

               b. That certain Security Agreement executed as of even date herewith by Company as debtor naming Trustee and Bank, as their interests appear, as secured party (the "Security Agreement").

        1.4 Agreement. Bank and Trustee wish to enter into this Agreement so as to clarify their respective rights in the event of a draw by Trustee upon the Letter of Credit.

2. Disbursement Procedure.

         Trustee hereby agrees that it will not make any disbursement to Company or to any other person or entity of all or any portion of the proceeds of the Bonds or any other funds held from time to time by Trustee under the Trust Indenture without the approval of Bank (subject to certain pre-approvals of disbursements by Bank).

3. Bank Rights on Default.

         Trustee hereby acknowledges and agrees that Bank shall have the following rights in the event of the occurrence of an Event of Default under the Reimbursement Agreement:

                  (a) The right to implement any or all of its rights under the Reimbursement Agreement and the other Loan Documents other than foreclosure on the Security Documents, including without limitation commencement of actions against Company to recover sums owing under the Loan Documents and/or to obtain injunctive relief and making demand upon Guarantor for the performance of its obligations under the Guaranty, without giving notice to Trustee of Bank's intention to cause a default to be declared under the Trust Indenture; in such event, there shall be no declaration by Trustee of a default under the Trust Indenture notwithstanding any such action by Bank unless there are grounds for such default other than by reason of the occurrence of an Event of Default under the Reimbursement Agreement; or






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                      (b) The right, with or without implementation of any or
               all of its rights under the Reimbursement Agreement and the other Loan Documents, to give notice to Trustee of Bank's intention to cause a default to be declared under the Trust Indenture; in such event, Trustee shall immediately declare such a default and make an A Drawing under the Letter of Credit.

4. Assignment of Rights.

               Trustee hereby agrees that, immediately upon receipt by Trustee of any payment under the Letter of Credit which has the effect of retiring in full the obligation of Bank thereunder, Trustee will do the following:

               4.1 Subject to Section 1105 of the Trust Indenture, use all funds in its possession pursuant to the Trust Indenture and all funds paid under the Letter of Credit as may be necessary to promptly redeem and retire all outstanding Bonds at their face amount plus any accrued interest.

               4.2 At the option of Bank, either reconvey, release and cancel, or assign to Bank, all of its right, title and interest under the Deeds of Trust and the Security Agreement and execute, acknowledge and deliver to Bank such instruments and documents as may be reasonably necessary in connection with such reconveyance, release, cancellation or assignment.

               4.3 Subject to Section 1105 of the Trust Indenture, deliver to Bank, in good funds and to such account as Bank shall designate, the entire balance of undisbursed proceeds of the Bonds and any other funds then held by Trustee under the Trust Indenture, together with any interest and other sums accrued on all such sums, as of the date of payment by Bank on the Letter of Credit, subject to prior payment of any unpaid fees and expenses (not to include any fees or expenses of outside legal counsel) of Trustee described in Section 1202 of the Trust Indenture.

               4.4 Assign to Bank all of its right, title and interest under or in connection with the Trust Indenture, including without limitation all sums in which Trustee has an interest pursuant to the provisions of the Indenture and all causes of action and other rights which have accrued or may accrue thereafter; provided, however, that Bank shall not be subject to any of the trust obligations of Trustee with regard to such sums, causes of action and other rights.


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5. Termination of Shared Interest Requirement.

               Trustee hereby agrees that, immediately upon receipt by Trustee of written assurances (from bond counsel or otherwise) satisfactory to Trustee that Trustee is not required, for purposes of maintenance of the rating of the Bonds or otherwise, to hold a shared interest in the Security Documents, Trustee will, at the option of Bank, either reconvey, release and cancel, or assign to Bank, all of its right, title and interest under the Security Documents, and will execute, acknowledge and deliver to Bank such instruments and documents as may be reasonably necessary in connection with such reconveyance, release, cancellation or assignment.

6. Notices.

               6.1 Trustee shall, as soon as reasonably practicable, give Bank notice of the occurrence of any default or event which, with the giving of notice or the passage of time, or both, would constitute a default under the Trust Indenture or any other instrument, document or agreement pertaining to the Bonds, regardless of whether Trustee has elected or may elect to exercise its rights, under the Indenture or otherwise, as a result of such default or other event. Trustee shall also immediately give Bank notice of any action which Trustee takes or decides to take as a result of any such default or other event.

               6.2 Trustee shall immediately give Bank notice of (a) its resignation or removal or any other actual or planned change in the identity of Trustee, whether pursuant to the Trust Indenture or otherwise, and (b) any actual or planned amendment of the Trust Indenture or any supplement thereto, or any request by any person or entity for the same.

               6.3 Trustee shall deliver to Bank copies of any reports to be delivered by Trustee pursuant to the Trust Indenture, as it may be amended from time to time, such delivery to be concurrent with Trustee's delivery of such reports pursuant to the Trust Indenture.

               6.4 All notices, requests, demands, directions or other communications which may be given pursuant to this Agreement must be in writing and must be mailed or personally delivered to the appropriate party at its address as follows:



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        If to Trustee:        Bank One Trust Company, N.A.
                              100 East Broad Street
                              Columbus, Ohio 43271-0181
                              Attention: Corporate Trust Administration

        If to Bank:           Wells Fargo Bank, N.A.
                              Real Estate Industries Group
                              2055 Gateway Place, Suite 200
                              San Jose, California 95110
                              Attention:  Mr. George Huxtable
                                          Vice President

Addresses for purposes of notice may be changed from time to time by written notice pursuant to this Section 6.4. If any notice, request, demand, direction or other communication is given by mail it will be effective upon the earlier of
(a) 96 hours after deposit in the U.S. Mail, certified or registered mail, return receipt requested postage prepaid or (b) actual receipt, as indicated by the return receipt; if given by personal delivery, when delivered.

7. Attorneys' Fees.

               In the event that either Bank or Trustee brings an action to interpret or enforce their rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees as awarded by the court in such action.

8. Amendments; Governing Law.

               This Agreement may be amended only by a written agreement signed by both Bank and Trustee. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

               IN WITNESS WHEREOF, Bank and Trustee have caused this Agreement to be duly executed as of the date first written above.

                                              "Bank":
                                              WELLS FARGO BANK,


                                              By /s/ Signature Unreadable
                                                 -------------------------------
                                                 Its  Vice President



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                                              "Trustee":
                                              BANK ONE TRUST COMPANY, N.A.


                                              By /s/    [SIG]
                                                 -------------------------------
                                                 Its   Trust Administrator




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